Exhibit 10.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2017, is by and among ASTRONOVA, INC., a Rhode Island corporation (the “U.S. Borrower”), ANI APS, a Danish private limited liability company (“Danish Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), and TROJAN LABEL APS, a Danish private limited liability company (“Foreign Guarantor”), and BANK OF AMERICA, N.A., as Lender (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, certain Subsidiaries of the Borrowers (the “Guarantors”) and the Lender are parties to that certain Credit Agreement dated as of February 28, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the U.S. Borrower has requested that Bank of America, N.A., as the sole Lender as of the date hereof, amend certain provisions of the Credit Agreement in connection with the U.S. Borrower’s desire to consummate the Honeywell License Acquisition (as hereinafter defined), and the other Loan Parties are in agreement with this Amendment; and

WHEREAS, the Lender is willing to make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Honeywell” means Honeywell International Inc.

“Honeywell License Acquisition” means (a) that certain acquisition by the U.S. Borrower of certain assets relating to the flight deck printer business of Honeywell, and (b) that certain exclusive license of intellectual property related thereto granted to the U.S. Borrower by Honeywell, pursuant to and in accordance with the Honeywell License Acquisition Agreement and the Honeywell Transition Services Agreement.

“Honeywell License Acquisition Agreement” means that certain Asset Purchase and License Agreement dated as of September 28, 2017, providing for the Honeywell License Acquisition.

“Honeywell Transition Services Agreement” means that certain Transition Services Agreement dated as of September 28, 2017, pursuant to which, among other things, Honeywell shall provide certain services to the U.S. Borrower in connection with the Honeywell License Acquisition.

1.2 Amendment to Definition of Revolving Commitment. The definition of the term “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment” means the Lender’s obligation to (a) make Revolving Loans to the U.S. Borrower pursuant to Section 2.01(b) and (b) issue Letters of Credit for the account of the U.S. Borrower pursuant to Section 2.03. The Revolving Commitment for the period from the Closing Date through September 27, 2017 shall be $10,000,000, the Revolving Commitment shall temporarily increase for the period from September 28, 2017 through December 27, 2017 to $15,000,000, and the Revolving Commitment shall reduce to $10,000,000 on December 28, 2017, in each case during the Availability Period.

1.3 Amendment to Definition of Permitted Acquisition. Subsection (h) of the definition of the term “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows, with the rest of such defined term remaining otherwise unmodified:

“(h) the Cost of Acquisition paid by the Loan Parties and their Subsidiaries (i) in connection with any single Acquisition shall not exceed $10,000,000 and (ii) all Acquisitions made during the term of this Agreement shall not exceed $20,000,000 (excluding, for purposes of clauses (i) and (ii), the Honeywell License Acquisition and the Cost of Acquisition thereof).”

1.4 Amendment to Section 2.05(b)(vi). Section 2.05(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time (including without limitation by reason of the decrease of the Revolving Commitment on December 28, 2017 after the temporary increase of the Revolving Commitment pursuant to the definition thereof), the U.S. Borrower shall immediately prepay Revolving Loans (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the U.S. Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi), unless, after the prepayment of the Revolving Loans, the total Revolving Outstandings exceed the Revolving Facility at such time.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall be deemed effective as of September 28, 2017 (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Lender) on or prior to September 28, 2017:

(a) Executed Amendment. The Lender shall have received a copy of this Amendment duly executed by each of the Loan Parties and the Lender.

(b) Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

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(c) Honeywell License Acquisition. The Honeywell License Acquisition shall have been consummated substantially in accordance with the Honeywell License Acquisition Agreement and the Honeywell Transition Services Agreement, with the exception of the payment of proceeds of Revolving Loans hereunder (up to the available Revolving Commitment) towards payment of the purchase price thereunder. The U.S. Borrower shall have delivered to the Lender true, complete and correct copies of the duly executed Honeywell License Acquisition Agreement and the Honeywell Transition Services Agreement and any material related agreements to be executed at or prior to the consummation of the Honeywell License Acquisition and the same shall be in full force and effect. The Loan Parties shall have demonstrated to the reasonable satisfaction of the Lender that, after giving effect to the Honeywell License Acquisition on a Pro Forma Basis, and subject to the sentences of this clause (c) and giving effect to the amendments set forth in Article I hereof, the Loan Parties are in Pro Forma Compliance. With respect to the Honeywell License Acquisition, the Lender hereby waives the requirements of subsection (d) of the definition of Permitted Acquisition, provided that the U.S. Borrower shall have delivered on or prior to the Amendment Effective Date a certificate substantially in the form of Exhibit A attached to this Amendment (it being understood that clauses (g) and (i) and Schedule A to such certificate shall not be required and shall be waived for purposes of the Honeywell License Acquisition), which hereby amends Exhibit D to the Credit Agreement. With respect to the Honeywell License Acquisition, the Lender hereby waives the requirement set forth in subsection (h) of the definition of “Permitted Acquisition” that the Cost of Acquisition of a single Acquisition not exceed $10,000,000.

(d) Fees and Expenses. Lender’s Counsel shall have received from the U.S. Borrower payment of all fees and expenses incurred in connection with this Amendment.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

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(d) The representations and warranties set forth in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (and giving effect to the terms hereof) as though made at and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) without duplication of materiality qualifiers on such date or such earlier date, as the case may be.

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

3.3 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5 Expenses. The U.S. Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Lender’s legal counsel.

3.6 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

3.7 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.9 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

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3.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed under seal on the date first above written.

U.S. BORROWER AND DOMESTIC GUARANTOR:	ASTRONOVA, INC.

	By:	/s/ Joseph P. O’ Connell
		Name:	Joseph P. O’Connell
		Title:	Vice President and Chief Financial Officer

DANISH BORROWER:	ANI APS

	By:	/s/ Gregory A. Woods
		Name:	Gregory A. Woods
		Title:	Chief Executive Officer and Chairman of the Board

FOREIGN GUARANTOR:	TROJAN LABEL APS

	By:	/s/ Gregory A. Woods
		Name:	Gregory A. Woods
		Title:	Chairman of the Board

LENDER:	BANK OF AMERICA, N.A., as Lender

	By:	/s/ Colleen M. O’Brien
		Name:	Colleen M. O’Brien
		Title:	SVP

EXHIBIT A

(revised Exhibit D to the Credit Agreement)

[Form of]

Permitted Acquisition Certificate

TO:	Bank of America, N.A., as lender (the “Lender”)

RE:	Credit Agreement, dated as of February 28, 2017, by and among ASTRONOVA, INC., a Rhode Island corporation (the “U.S. Borrower” or the “Company”), ANI APS, a Danish private limited liability company (the “Danish Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), the Guarantors, and the Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Loan Party] intends to make an Acquisition of [            ] (the “Target”). The undersigned Responsible Officer of [Loan Party] hereby certifies that:

(a) The Acquisition is an acquisition of a type of business (or assets used in a type of business) permitted to be engaged in by the Company and its Subsidiaries pursuant to the terms of the Credit Agreement.

(b) No Default exists or would exist after giving effect to the Acquisition.

(c) After giving effect to the Acquisition on a Pro Forma Basis, the Loan Parties are in compliance with each of the financial covenants set forth in Section 7.11 of the Credit Agreement as demonstrated on Schedule A attached hereto.

(d) The Loan Parties have complied with Sections 6.13 and 6.14 of the Credit Agreement, to the extent required to do so thereby.

(e) If the Target is a Person, it is a wholly-owned Subsidiary of a Loan Party.

(f) Attached hereto as Schedule B is a description of the material terms of the Acquisition (including a description of the business and the form of consideration).

(g) Attached hereto as Schedule C are the audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date to the extent required under clause (d) of the definition of “Permitted Acquisition”.

(h) Attached hereto as Schedule D are the consolidated projected income statements of the Company and its Subsidiaries (giving effect to the Acquisition).

(i) The Target has earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0, with respect to any acquisition where the cash portion of the total consideration to be paid upon consummation of such acquisition is $5,000,000 or more.

(j) The Acquisition is not a “hostile” acquisition and has been approved by the board of directors (or equivalent) and/or shareholders (or equivalents) of the applicable Loan Party and the Target.

(k) After giving effect to the Acquisition and any Borrowings made in connection therewith, the aggregate Liquidity plus aggregate principal amount of Revolving Loans available to be borrowed under Section 2.01(b) of the Credit Agreement shall be in the aggregate at least $5,000,000 provided that of such aggregate amount at least $2,500,000 must be attributable to Liquidity.

(l) The Cost of Acquisition paid by the Loan Parties and their Subsidiaries (i) in connection with any single Acquisition shall not exceed $10,000,000 and (ii) for all Acquisitions made during the term of this Agreement shall not exceed $20,000,000 (excluding, for purposes of clauses (i) and (ii), the Honeywell License Acquisition and the Cost of Acquisition thereof).

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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ASTRONOVA, INC., a Rhode Island corporation

By:

Name:

Title: